UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2013

PROVIDENT NEW YORK BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events

These supplemental disclosures to the definitive joint proxy statement (the “Proxy Statement”) filed by Provident New York Bancorp (“Provident”) and Sterling Bancorp (“Sterling”) with the United States Securities and Exchange Commission (the “SEC”), on August 13, 2013 and first mailed to Provident’s and Sterling’s stockholders on or about August 16, 2013, are being made to update certain information and to respond to certain allegations made by plaintiffs in the stockholder litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2013, by and between Sterling and Provident.  Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

SETTLEMENT OF LITIGATION

This supplemental disclosure is being filed in connection with Provident’s and Sterling’s entry into a memorandum of understanding with the plaintiffs (the “Memorandum of Understanding”) regarding the settlement of certain litigation relating to the Merger Agreement.  As previously disclosed on page 21 and page 131 of the Proxy Statement, eight putative class action lawsuits relating to the Merger Agreement were filed by purported stockholders against Sterling, Sterling’s directors and Provident.  The first seven lawsuits were filed in the Supreme Court of the State of New York, New York County, and an eighth action was filed in the United States District Court for the Southern District of New York.  Each of the actions alleged that Sterling’s board of directors breached its fiduciary duties by agreeing to the proposed merger transaction and breached its fiduciary duties and/or the federal securities laws by failing to disclose all material information to shareholders, and that Provident aided and abetted those breaches.  On June 21, 2013, the state court actions were consolidated and thereafter a consolidated amended complaint was filed. The actions seek, among other things, to enjoin the merger as well as other equitable relief and/or money damages in the event that the transaction is consummated.

Provident and Sterling entered into the Memorandum of Understanding with the plaintiffs regarding the settlement of the lawsuits on September 12, 2013.

Provident and Sterling believe that the Proxy Statement is accurate and complete in all material respects and that no further disclosure is required under applicable laws.  However, to avoid the risk that the lawsuits may delay or otherwise adversely affect the consummation of the merger and to minimize the expense and burden of defending such actions, Provident and Sterling have agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below.  The proposed settlement is subject to, among other things, approval of the New York State Supreme Court.  Under the terms of the proposed settlement, following final approval by the Court, each of the actions will be dismissed with prejudice.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the actions as described in this supplemental disclosure, Provident and Sterling have agreed to make these supplemental disclosures to the Proxy Statement.  These supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety.

The following disclosure supplements and restates the first, second and third paragraphs on page 48 under the heading “Risk Factors” to include references to Sterling’s unaudited prospective financial information.

Provident and Sterling’s unaudited prospective financial information is based on various assumptions that may not prove to be correct.

The unaudited prospective financial information set forth in the forecast included under “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 103 is based on assumptions of, and information available to, Provident and Sterling, at the time they were prepared and provided to Sterling’s and Provident’s financial advisors. Provident and Sterling do not know whether the assumptions they made will prove correct. Any or all of such information may turn out to be wrong. Such information can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond Provident’s and Sterling’s control. Many factors mentioned in this joint proxy statement/prospectus, including the risks outlined in “Risk Factors” beginning on page 46 and the events and/or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 52 will be important in determining Provident’s, Sterling’s and/or the combined company’s future results. As a result of these contingencies, actual future results may vary materially from Provident’s and Sterling’s estimates. In view of these uncertainties, the inclusion of certain Provident and Sterling unaudited prospective financial information in this joint proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will be achieved.

The unaudited prospective financial information presented herein was prepared solely for internal use and not prepared with a view toward public disclosure or toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made. Provident and Sterling review and update their internal projections regularly and have revised their internal projections included in this joint proxy statement/prospectus since the time they were prepared based on, among other things, actual experience and business developments. However, neither Provident, Sterling nor any other party undertakes any obligation to update the unaudited prospective financial information herein to reflect events or circumstances after the date such unaudited prospective financial information was prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results. Neither Provident’s nor Sterling’s independent auditors nor any other independent accountants have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The following is added to the sixth paragraph on page 79 under the heading “Background of the Merger.”

Although they were known to each other as banking executives and directors in the same market area, there was no direct relationship between Mr. Kopnisky and Mr. Cappelli prior to these conversations.

The following disclosure supplements and restates the third, fourth and fifth paragraphs on page 80 under the heading “Background of the Merger.”

As the discussions moved from informal conversations to more serious consideration, Sterling determined to apprise its board of the preliminary discussions.  During meetings held in September and November of 2012,

Mr. Cappelli informed the Sterling board of directors about preliminary discussions with Provident regarding a potential strategic business combination.

Through the end of 2012 and into January of 2013, Provident’s and Sterling’s respective senior executives and financial advisors engaged in further discussions regarding a possible business combination and the businesses of the two companies. Provident’s and Sterling’s respective senior management teams, assisted by their respective financial advisors, began to discuss a potential business combination on terms which would provide for the merger of Provident and Sterling in a stock for stock transaction based on a fixed exchange ratio, with the board of directors of the combined company to be comprised of former Provident directors and former Sterling directors based on the relative ownership of the combined entity by Provident stockholders and Sterling shareholders, respectively.  As Provident and Sterling envisioned a strategic combination, the discussions always centered around a stock for stock transaction and never included a cash component.  These discussions were consistent with the broad outlines of a potential transaction previously discussed, but began for the first time to focus on economic and governance terms. Through these discussions it was agreed that Mr. Kopnisky would serve as chief executive officer of the combined company and Mr. Cappelli would serve as chairman of the board of directors.  In addition to Mr. Cappelli, John Millman, President of Sterling National Bank, and William Helmer, Provident’s current chairman, would also serve on the board of directors.  At that time, the parties began preliminary discussions on the post-closing arrangements for Messrs. Kopnisky, Cappelli and Millman.  These discussions continued over the course of the negotiations between the parties.

As discussions continued, Provident and Sterling each determined that the discussions to date merited more detailed due diligence investigations and, accordingly, executed a confidentiality agreement in January of 2013. Throughout early 2013, Provident and Sterling management collaborated on a thorough review of the each company’s expense base and infrastructure to determine the optimal platform required to operate the combined entity. Through this detailed review, the companies identified several opportunities to realize significant operating expense savings which in aggregate were estimated at approximately $34 million, including expense savings in compensation and benefits, pension plan expenses, occupancy and equipment, marketing and other professional fees, information technology and other miscellaneous items. In addition, Provident retained Wachtell, Lipton, Rosen & Katz as legal advisors and Sterling retained Sullivan & Cromwell LLP as legal advisors.

The following disclosure supplements and restates the first sentence of the third full paragraph on page 88 under the heading “Opinion of J.P. Morgan.”

The projections furnished to J.P. Morgan for Sterling and Provident were prepared by or at the direction of the management of Sterling, in the case of projections relating to the business of Sterling, and provided by the management of Provident (IBES consensus estimates for 2013 and three quarters of 2014 and based upon management approved extrapolation thereafter, relied upon with Sterling’s consent), in the case of projections relating to the business of Provident, in connection with the merger.

The following table is inserted between the first and second full paragraphs on page 89 under the heading “Opinion of J.P. Morgan.”

Company	Market Cap ($mm)	Price / 2013 EPS	Price / TBV
Valley National Bancorp	1,961	14.3x	1.8x
Provident Financial Services, Inc.	896	13.2x	1.4x
Independent Bank Corporation	723	13.3x	2.0x
Brookline Bancorp, Inc.	633	14.1x	1.4x

TrustCo Bank Corp NY	514	13.3x	1.4x
Flushing Financial Corporation	500	13.0x	1.2x
Provident New York Bancorp	390	14.6x	1.2x
Lakeland Bancorp, Inc.	287	12.0x	1.5x
Hudson Valley Holding Corp.	281	19.4x	1.1x
The First of Long Island Corporation	260	11.9x	1.3x

The following is added to the list of bullets in the third full paragraph on page 89 under the heading “Opinion of J.P. Morgan.”

•                  exit based on 2023 net income at the stated range of terminal multiples, with such terminal multiple selected based on J.P. Morgan’s professional judgment and experience and selected public company multiples;

The following disclosure supplements and restates the second paragraph on page 97 under the heading “Opinion of Keefe, Bruyette & Woods.”

Selected Companies Analysis.  Using publicly available information, KBW compared the financial performance and market performance of Sterling and Provident individually to the following publicly traded banks and bank holding companies and thrifts and thrift holding companies headquartered in the Mid-Atlantic, excluding mutual holding companies, pending merger targets, recently converted mutual holding companies and OTC Bulletin Board traded institutions, with assets between $2.0 billion and $5.0 billion. Companies included in this group, and their respective book value and earnings multiples, were:

		Price /
	Price /	Tang.	LTM Estimate		2013 Estimate		2014 Estimate
	Book	Book	EPS	P/E	EPS	P/E	EPS	P/E
Institution	(X)	(X)	($)	(X)	($)	(X)	($)	(X)
Tompkins Financial Corporation	1.35	1.80	2.43	17.0	3.50	11.8	3.53	11.7
S&T Bancorp, Inc.	1.01	1.53	1.18	15.5	1.43	12.8	1.44	12.7
Flushing Financial Corporation	1.13	1.17	1.13	14.3	1.24	13.1	1.35	12.0
WSFS Financial Corporation	1.13	1.25	3.25	14.6	3.44	13.8	3.76	12.7
TrustCo Bank Corp NY	1.43	1.43	0.40	13.7	0.41	13.3	0.43	12.6
Sandy Spring Bancorp, Inc.	1.00	1.22	1.48	13.1	1.49	13.0	1.51	12.9
Dime Community Bancshares, Inc.	1.27	1.49	1.17	11.9	1.27	11.0	1.25	11.2
The Bancorp, Inc.	1.50	1.53	0.50	27.2	0.78	17.4	1.13	12.0
Eagle Bancorp, Inc.	1.65	1.67	1.61	13.1	1.79	11.8	1.91	11.0
Sun Bancorp, Inc.	1.02	1.21	-0.59	NM	0.01	NM	0.09	NM
Lakeland Bancorp, Inc.	1.02	1.47	0.76	12.6	0.80	12.0	0.85	11.4
Hudson Valley Holding Corp.	0.96	1.05	1.49	9.5	0.72	19.6	0.82	17.3
Oritani Financial Corp.	1.34	1.34	0.81	18.4	0.82	18.2	0.86	17.3
Financial Institutions, Inc.	1.14	1.46	1.60	12.3	1.85	10.6	1.95	10.1
Metro Bancorp, Inc.	0.99	0.99	0.77	21.2	0.81	20.2	0.93	17.6
Univest Corporation of Pennsylvania	1.01	1.27	1.24	13.8	1.30	13.2	1.40	12.2
OceanFirst Financial Corp.	1.15	1.15	1.12	12.6	1.14	12.4	1.13	12.5
First of Long Island Corporation	1.25	1.26	2.27	12.6	2.43	11.8	2.57	11.1
Bryn Mawr Bank Corporation	1.51	2.07	1.60	14.4	1.79	12.8	1.92	12.0
Arrow Financial Corporation	1.69	1.97	1.85	13.2	1.80	13.6	1.83	13.4

The following disclosure supplements and restates the third paragraph on page 97 under the heading “Opinion of Keefe, Bruyette & Woods.”

Using publicly available information, KBW compared the pro forma capital levels, pro forma earnings, and illustrative market statistics of a combined Sterling and Provident institution to the following banks and thrifts headquartered in the Mid-Atlantic, excluding mutual holding companies, pending merger targets, recently converted mutual holding companies and OTC Bulletin Board traded institutions, with assets between $4.0 billion and $20.0 billion. KBW expanded this group to include institutions up to $20.0 billion because the institutions in this larger group are sufficiently similar to the pro forma combined Sterling and Provident institution to provide a meaningful comparison. Companies included in this group, and their respective book value and earnings multiples, were:

		Price /
	Price /	Tang.	2014 Estimate
	Book	Book	EPS	P/E
Institution	(X)	(X)	($)	(X)
Susquehanna Bancshares, Inc.	0.87	1.75	0.99	12.2
Signature Bank	2.26	2.26	4.82	16.4
Fulton Financial Corporation	1.10	1.48	0.89	12.9
Astoria Financial Corporation	0.72	0.84	0.57	16.4
Valley National Bancorp	1.30	1.84	0.65	15.2
F.N.B. Corporation	1.18	2.39	0.92	12.8
National Penn Bancshares, Inc.	1.30	1.69	0.73	14.2
Northwest Bancshares, Inc.	1.03	1.22	0.71	17.4
Community Bank System, Inc.	1.27	2.23	2.10	13.8
Provident Financial Services, Inc.	0.91	1.42	1.18	12.5
NBT Bancorp Inc.	1.25	1.76	1.73	12.4
First Commonwealth Financial Corporation	0.96	1.23	0.53	13.5
Tompkins Financial Corporation	1.35	1.80	3.53	11.7
S&T Bancorp, Inc.	1.01	1.53	1.44	12.7
Flushing Financial Corporation	1.13	1.17	1.35	12.0
WSFS Financial Corporation	1.13	1.25	3.76	12.7
TrustCo Bank Corp NY	1.43	1.43	0.43	12.6

The following disclosure supplements and restates the second and third  paragraphs on page 99 under the heading “Opinion of Keefe, Bruyette & Woods.”

Selected Transactions Analysis.  KBW reviewed publicly available information related to selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies nationwide, excluding transactions with non-U.S. domiciled buyers, that were announced after January 1, 2011, with announced aggregate transaction values between $100 million and $500 million. Transaction multiples for the Provident-Sterling merger were derived by KBW based on an offer price of $11.08 per share for Sterling. For each transaction below, KBW compared, among other things, the following implied ratios:

•                  consideration paid to selling shareholders in the form of the buyer’s common stock as a percent of total consideration;

•                  pro forma ownership;

•                  total consideration conveyed to selling shareholders;

•                  price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the acquired company available prior to the announcement of the acquisition;

•                  tangible equity premium (excess of purchase price over tangible equity) to core deposits (total deposits less time deposits greater than $100,000) of the acquired company based on the latest publicly available financial statements of the acquired company prior to the announcement of the acquisition;

•                  price per common share paid for the acquired company to last twelve months earnings per share of the acquired company;

•                  price per common share paid for the acquired company to closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium).

The transactions included in the group, and their respective ratios and multiples, were:

							Core	Price/	1 Day
		Stock	Ownership		Deal	Price	Deposit	LTM	Market
		Consid.	Buyer	Seller	Value	/ TBV	Prem.	EPS	Prem.
Acquiror	Aquiree	(%)	(%)	(%)	($mm)	(x)	(%)	(x)	(%)
F.N.B. Corporation	PVF Capital Corp.	100	94	6	110	1.41	11.9	22.8	62.7
SCBT Financial Corporation	First Financial Holdings, Inc.	100	71	29	299	1.32	3.4	12.0	10.2
Renasant Corporation	First M&F Corporation	100	80	20	116	1.22	1.7	23.3	51.8
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.	100	74	26	495	1.83	13.1	21.0	17.6
Prosperity Bancshares, Inc.	Coppermark Bancshares, Inc.	69	95	5	194	1.59	6.9	13.1	NA
PacWest Bancorp	First California Financial Group, Inc.	100	78	22	235	1.70	7.3	21.1	17.5
NBT Bancorp Inc.	Alliance Financial Corporation	100	76	24	231	2.12	12.4	19.1	22.4
Investors Bancorp, Inc. (MHC)	Marathon Banking Corporation	0	NM	NM	135	1.51	7.4	23.8	NA
Berkshire Hills Bancorp, Inc.	Beacon Federal Bancorp, Inc.	50	88	12	130	1.11	3.2	22.6	48.9
Cadence Bancorp, LLC	Encore Bancshares, Inc.	0	NM	NM	257	2.40	18.2	NM	38.3
Carlile Bancshares, Inc.	Northstar Financial Corporation	0	NM	NM	115	1.74	7.4	18.2	NA
Susquehanna Bancshares, Inc.	Tower Bancorp, Inc.	75	84	16	342	1.49	6.0	NM	40.6
F.N.B. Corporation	Parkvale Financial Corporation	100	91	9	131	1.98	5.2	NM	109.0
Valley National Bancorp	State Bancorp, Inc.	100	90	10	230	1.88	9.6	23.7	25.7
Brookline Bancorp, Inc.	Bancorp Rhode Island, Inc.	50	85	15	234	1.93	11.8	22.9	57.1
IBERIABANK Corporation	Cameron Bancshares, Inc.	100	92	8	135	1.74	11.9	14.6	NA
Susquehanna Bancshares, Inc.	Abington Bancorp, Inc.	100	83	17	274	1.24	9.1	33.4	13.8
People’s United Financial, Inc.	Danvers Bancorp, Inc.	55	95	5	489	1.84	13.4	28.5	32.8

The following disclosure supplements and restates the third paragraph on page 101 under the heading “Opinion of Keefe, Bruyette & Woods”.

Provident Discounted Cash Flow Analysis.  KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Provident could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for Provident for 2013 and 2014 and a growth rate of 5.0% thereafter provided by Provident management, and assumed discount rates ranging from 10.0% to 14.0%. The range of values was determined by adding (1) the present value of projected cash flows to Provident stockholders from 2014 to 2018 and (2) the present value of the terminal value of Provident’s common stock. In determining cash flows available to stockholders, KBW assumed balance sheet growth provided by Provident management and assumed that Provident would maintain a tangible common equity/tangible asset ratio of 8.00% and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for Provident. In calculating the terminal value of Provident, KBW applied multiples ranging from 12.0 times to 16.0 times 2019 forecasted earnings. KBW determined the projected free cash flows to Provident stockholders to be as follows: $32.8 million at assumed close of 12/31/2013, $11.5 million for the fiscal year ended 12/31/2014, $20.5 million for the fiscal year ended 12/31/2015, $21.3 million for the fiscal year ended 12/31/2016, $22.2 million for the fiscal year ended 12/31/2017 and $23.2 million for the fiscal year ended 12/31/2018. For purposes of determining terminal value on 12/31/2018, KBW assumed 2019 earnings of $38.0 million. This resulted in a range of values of Provident from $7.56 to $10.90 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Provident.

The following disclosure supplements and restates the fourth paragraph on page 101 under the heading “Opinion of Keefe, Bruyette & Woods”.

Sterling Discounted Cash Flow Analysis.  KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Sterling could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for Sterling for 2013 and 2014 and a growth rate of 6.5% thereafter, provided by Sterling management, and assumed discount rates ranging from 10.0% to 14.0%. The range of values was determined by adding (1) the present value of projected cash flows to Sterling shareholders from 2014 to 2018 and (2) the present value of the terminal value of Sterling’s common stock. In determining cash flows available to shareholders, KBW assumed balance sheet growth provided by Sterling management and assumed that Sterling would maintain a tangible common equity / tangible asset ratio of 8.00%, and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for Sterling. In calculating the terminal value of Sterling, KBW applied multiples ranging from 12.0 times to 16.0 times 2019 forecasted earnings, which multiples were derived from the earnings of the Sterling peer group. KBW determined the projected free cash flows to Sterling stockholders to be as follows: ($13.6) million at assumed close of 12/31/2013, $13.0 million for the fiscal year ended 12/31/2014, $14.0 million for the fiscal year ended 12/31/2015, $14.8 million in 2016, $15.8 million for the fiscal year ended 12/31/2017 and $16.8 million for the fiscal year ended 12/31/2018. For purposes of determining terminal value on 12/31/2018, KBW assumed 2019 earnings of $32.8 million. This resulted in a range of values of Sterling from $7.78 to $11.88 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Sterling.

The following disclosure supplements and restates the first, second and third full paragraphs on page 103 and the first paragraph on page 104 under the heading “Certain Unaudited Prospective Financial Information” to included unaudited prospective financial information of Sterling.

Provident and Sterling do not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Provident and Sterling have included in this joint proxy statement/prospectus certain unaudited prospective financial information regarding Provident’s and Sterling’s anticipated future operations that were made available to both Sterling and Provident and their financial advisors in connection with the merger. This unaudited prospective financial information was based on earnings assumptions provided by Provident and Sterling management (IBES consensus estimates for 2013 and three quarters of 2014), and based upon management approved extrapolation for the fourth quarter of 2014 and thereafter. None of Provident, KBW, J.P. Morgan, BofA Merrill Lynch, Credit Suisse or Sterling or any other person makes any representation as to the accuracy of such information or the ultimate performance of Provident, Sterling or the combined entity compared to the prospective financial information. The inclusion of such unaudited prospective financial information in this document should not be regarded as an indication that such information will be predictive of actual future events nor construed as financial guidance, and it should not be relied on as such, and should not be regarded as an indication that any of Provident, KBW, J.P. Morgan, BofA Merrill Lynch, Credit Suisse or Sterling or any other person considered, or now considers, this information to be necessarily predictive of actual future results. There can be no assurance that such unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Such unaudited prospective financial information reflects numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Provident’s and Sterling’s business, all of which are difficult to predict and many of which are beyond the control of Provident and Sterling. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.

The accompanying unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information. Neither Provident’s and Sterling’s independent auditors nor any other independent accountants have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. In addition, KBW, J.P. Morgan, BofA Merrill Lynch, and Credit Suisse did not express any opinion or any other form of assurance on such information or its achievability.

The following tables presents summary selected unaudited prospective financial information for the fiscal years ending 2013 through 2017 provided to both Sterling and Provident and their financial advisors. The information with respect to Provident assumes a 5% growth rate per year for the fourth quarter of 2014 and thereafter, based on earnings assumptions provided by Provident management (IBES consensus estimates for 2013 and three quarters of 2014), and based upon management approved extrapolation thereafter, relied upon with Sterling’s consent. The information with respect to Sterling assumes a 6.50% growth rate per year for the fourth quarter of 2014 and thereafter, based on earnings assumptions provided by Sterling management (IBES consensus estimates for 2013 and three quarters of 2014), and based upon management approved extrapolation thereafter, relied upon with Provident’s consent:

Unaudited Prospective Financial Information for Provident

	Annual Periods Ending
	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017
Earnings Per Share	$0.60	$0.70	$0.74	$0.77	$0.81
Standalone Core Dividends Per Share	$0.24	$0.24	$0.24	$0.24	$0.24

Unaudited Prospective Financial Information for Sterling

	Annual Periods Ending
	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017
Earnings Per Share	$0.72	$0.79	$0.84	$0.90	$0.96
Standalone Core Dividends Per Share	$0.36	$0.36	$0.36	$0.36	$0.36

Provident and Sterling do not intend to update or otherwise revise any of such unaudited prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate. Stockholders are urged to review Provident’s and Sterling’s most recent SEC filings for a description of risk factors with respect to Provident’s and Sterling’s businesses. See also the sections of this document entitled “Where You Can Find More Information,” “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The following disclosure is added to the end of the first full paragraph on page 109 under the heading “Opinion of BofA Merrill Lynch”.

The ranges of selected multiples of calendar years 2013 and 2014 estimated EPS and tangible book value per share (as of December 31, 2012) derived from the Provident selected companies, and the ranges of implied price per share, were as follows:

	Selected multiple range			Implied price per share reference range
	Low		High	Low		High
2013 est. earnings	12.0x	–	14.6x	$7.20	–	$8.76
2014 est. earnings	11.0x	–	13.0x	7.72	–	9.13
Tangible book value per share	1.20x	–	1.50x	8.76	–	10.95

The following disclosure is added to the end of the third full paragraph on page 109 under the heading “Opinion of BofA Merrill Lynch”.

The ranges of selected multiples of calendar years 2013 and 2014 estimated EPS and tangible book value per share (as of December 31, 2012) derived from the Sterling selected companies, and the ranges of implied price per share, were as follows:

	Selected multiple range			Implied price per share reference range
	Low		High	Low		High
2013 est. earnings	12.5x	–	14.5x	$9.04	–	$10.48
2014 est. earnings	12.0x	–	14.0x	9.48	–	11.06
Tangible book value per share	1.50x	–	2.00x	9.90	–	13.20

The following disclosure supplements and restates the third and fourth full paragraphs on page 110 under the heading “Opinion of BofA Merrill Lynch”.

Provident.  In performing a dividend discount analysis of Provident, BofA Merrill Lynch calculated the estimated present value of distributable cash flow that Provident was forecasted to generate during calendar years ending December 31, 2013 through December 31, 2017 based upon the Provident Public/Management Forecasts. BofA Merrill Lynch then calculated terminal value ranges for Provident by applying a range of terminal value multiples of 12.5x to 14.5x to Provident’s calendar year ending December 31, 2018 estimated earnings.  The terminal value multiples were based on the equity value as multiples of calendar year 2013 estimated EPS (described above in Selected Publicly Traded Companies Analyses).  The distributable cash flows and terminal values were then discounted to present values using discount rates ranging from 6.5% to 8.5%.  The foregoing resulted in an implied per share equity value reference range for Provident of $8.30 - $10.30.

Sterling.  In performing a dividend discount analysis of Sterling, BofA Merrill Lynch calculated the estimated present value of distributable cash flow that Sterling was forecasted to generate during fiscal years ending December 31, 2013 through December 31, 2017 based upon the Sterling Public/Management Forecasts. BofA Merrill Lynch then calculated terminal value ranges for Sterling by applying a range of terminal value multiples of 12.5x to 14.5x to Sterling’s fiscal year ending December 31, 2018 estimated earnings.  The terminal value multiples were based on the equity value as multiples of calendar year 2013 estimated EPS (described above in Selected Publicly Traded Companies Analyses).The distributable cash flows and terminal values were then discounted to present values using discount rates ranging from 6.5% to 8.5%.  The foregoing resulted in an implied per share equity value reference range for Sterling of $10.40 - $12.80.

The following disclosure supplements and restates the first sentence of the first full paragraph on page 112 under the heading “Opinion of BofA Merrill Lynch”.

Provident has agreed to pay BofA Merrill Lynch for its services in connection with the Merger an aggregate fee of $2 million, $300,000 of which was payable in connection with BofA Merrill Lynch’s delivery of its opinion and the remainder of which is contingent on completion of the Merger.

The following disclosure is added after the first sentence of the fifth full paragraph on page 115 under the heading “Opinion of Credit Suisse”.

Such multiples were as follows:

Company	2013E EPS*	2014E EPS*	TBV
Brookline Bancorp, Inc.	14.2	12.9	1.40
Dime Community Bancshares, Inc.	11.0	11.2	1.49
Financial Institutions, Inc.	10.6	10.1	1.46
First of Long Island Corporation	11.8	11.1	1.26
Flushing Financial Corporation	13.1	12.0	1.17
Lakeland Bancorp, Inc.	12.0	11.4	1.47
OceanFirst Financial Corp.	12.4	12.5	1.15
Provident Financial Services, Inc.	13.1x	12.5x	1.42x
TrustCo Bank Corp NY	13.3	12.6	1.43

High	14.2x	12.9x	1.49x
Average	12.4	11.8	1.36
Median	12.4	12.0	1.42
Low	10.6	10.1	1.15

*  I/B/E/S mean calendar year estimates.

The following disclosure is added to the end of the fifth full paragraph on page 115 under the heading “Opinion of Credit Suisse”.

The ranges of selected multiples of calendar years 2013 and 2014 estimated EPS and tangible book value per share (as of December 31, 2012) derived from the Provident selected companies, and the ranges of implied price per share, were as follows:

	Selected multiple range			Implied price per share reference range
	Low		High	Low		High
2013 est. earnings	12.0x	–	14.6x	$7.20	–	$8.76
2014 est. earnings	11.0x	–	13.0x	7.72	–	9.13
Tangible book value per share	1.20x	–	1.50x	8.76	–	10.95

The following disclosure is added after the first full paragraph on page 116 under the heading “Opinion of Credit Suisse”.

Such multiples were as follows:

Company	2013E EPS*	2014E EPS*	TBV
Arrow Financial Corporation	13.6	13.4	1.97
Berkshire Hills Bancorp, Inc.	10.9	10.5	1.59
Brookline Bancorp, Inc.	14.2	12.9	1.40
Bryn Mawr Bank Corporation	12.4	12.0	2.07
Community Bank System, Inc.	14.0	13.8	2.23
Financial Institutions, Inc.	10.6	10.1	1.46
First Commonwealth Financial Corporation	15.2	13.5	1.23
Independent Bank Corp.	13.4	12.8	1.96
National Penn Bancshares, Inc.	14.9x	14.2x	1.69x
NBT Bancorp Inc.	12.7	12.4	1.76
S&T Bancorp, Inc.	12.8	12.7	1.53
Tompkins Financial Corporation	11.8	11.7	1.80

High	15.2x	14.2x	2.23x
Average	13.0	12.5	1.72
Median	13.1	12.7	1.73
Low	10.6	10.1	1.23

*  I/B/E/S mean calendar year estimates.

The following disclosure is added to the end of the first full paragraph on page 116 under the heading “Opinion of Credit Suisse”.

The ranges of selected multiples of calendar years 2013 and 2014 estimated EPS and tangible book value per share (as of December 31, 2012) derived from the Sterling selected companies, and the ranges of implied price per share, were as follows:

	Selected multiple range			Implied price per share reference range
	Low		High	Low		High
2013 est. earnings	12.5x	–	14.5x	$9.04	–	$10.48
2014 est. earnings	12.0x	–	14.0x	9.48	–	11.06
Tangible book value per share	1.50x	–	2.00x	9.90	–	13.20

The following disclosure supplements and restates the fifth full paragraph on page 116 and the first paragraph on page 117 under the heading “Opinion of Credit Suisse”.

Provident.  In performing a dividend discount analysis of Provident, Credit Suisse calculated the estimated present value of distributable cash flow that Provident was forecasted to generate during calendar years ending December 31, 2013 through December 31, 2017 based upon publicly available financial forecasts relating to Provident and certain other forecasts with respect to earnings per share long-term growth rate and certain other forecasts with respect to tangible assets. Credit Suisse then calculated terminal value ranges for Provident by applying a range of terminal value multiples of 12.0x to 14.5x to Provident’s calendar year ending December 31, 2018 estimated earnings. The terminal value multiples were based on the equity value as multiples of calendar year 2013 estimated EPS (described above in Selected Publicly Traded Companies Analyses).  The distributable cash flows and terminal values were then discounted to present values using discount rates ranging from 7.5% to 9.5%.  The foregoing resulted in an implied per share equity value reference range for Provident of $7.60 - $9.70.

Sterling.  In performing a dividend discount analysis of Sterling, Credit Suisse calculated the estimated present value of distributable cash flow that Sterling was forecasted to generate during fiscal years ending December 31, 2013 through December 31, 2017 based upon publicly available financial forecasts relating to Sterling and certain other forecasts with respect to earnings per share long-term growth rate and certain other forecasts with respect to tangible assets. Credit Suisse then calculated terminal value ranges for Sterling by applying a range of terminal value multiples of 12.5x to 14.5x to Sterling’s fiscal year ending December 31, 2018 estimated earnings.  The terminal value multiples were based on the equity value as multiples of calendar year 2013 estimated EPS (described above in Selected Publicly Traded Companies Analyses). The distributable cash flows and terminal values were then discounted to present values using discount rates ranging from 7.0% to 9.0%.  The foregoing resulted in an implied per share equity value reference range for Sterling of $9.80 - $12.00.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Provident’s and Sterling’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Provident and Sterling, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time.  Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Provident’s and Sterling’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Provident and Sterling stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Provident and Sterling businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Provident’s stock price before closing, including as a result of the financial performance of Sterling prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information for Stockholders

In connection with the proposed merger, Provident has filed with the SEC a Registration Statement on Form S-4 that includes a joint preliminary proxy statement of Provident and Sterling and a preliminary prospectus of Provident, as well as other relevant documents concerning the proposed transaction.  STOCKHOLDERS OF PROVIDENT AND STERLING ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other filings containing information about Provident and Sterling at the SEC’s website at www.sec.gov.  The joint proxy statement/prospectus and the other filings may also be obtained free of charge at Provident’s website at www.providentbanking.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or at Sterling’s website at www.snb.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Participants in the Solicitation

Provident, Sterling and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Provident’s and Sterling’s stockholders in connection with the proposed merger.  Information about the directors and executive officers of Provident and their ownership of Provident common stock is set forth in the proxy statement for Provident’s 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on January 10, 2013.  Information about the directors and executive officers of Sterling and their ownership of Sterling common stock is set forth in the joint proxy statement/prospectus.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger.  Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT NEW YORK BANCORP
Date: September 13, 2013	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Executive Vice President and Chief Financial Officer